UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 15, 2023
Date of Report (date of earliest event reported)

UpHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-38924 (Commission File Number)	83-3838045 (I.R.S. Employer Identification Number)

14000 S. Military Trail, Suite 203
Delray Beach, FL 33484
(Address of principal executive offices, including zip code)

(888) 424-3646
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
         Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH	New York Stock Exchange
Redeemable Warrants, exercisable for one share of Common Stock at an exercise price of $115.00 per share	UPH.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
As previously announced in the Current Report on Form 8-K filed by UpHealth, Inc. (the “Company”) with the Securities and Exchange Commission on May 11, 2023, on May 11, 2023, the Company completed the sale of 100% of the outstanding capital stock of Innovations Group, Inc., a Utah corporation (“IGI” and, together with each of IGI’s wholly-owned subsidiaries, the “Group Companies”) and a wholly-owned subsidiary of UpHealth Holdings, Inc., a Delaware corporation (“UpHealth Holdings”) and a wholly-owned subsidiary of the Company, to Belmar MidCo, Inc., a Delaware corporation (“Belmar”) and a wholly-owned subsidiary of Belmar Holdings, Inc., a Delaware corporation, a portfolio company of Webster Capital IV, L.P., a Delaware limited partnership, pursuant to a stock purchase agreement (the “Stock Purchase Agreement”), dated February 26, 2023, by and among the Company, UpHealth Holdings, IGI and Belmar (the sale of the capital stock of IGI contemplated by the Stock Purchase Agreement, the “Transaction”).

In connection with and following the closing of the Transaction, on June 9, 2023, the Company commenced an offer, in accordance with the terms and conditions set forth in the Company’s indenture, dated August 18, 2022, with Wilmington Trust, National Association, a national banking association, in its capacity as trustee and collateral agent thereunder, entered into in respect of the Notes (as defined below), as supplemented from time to time (the “Indenture”), to purchase up to $10,273,000 (representing 20% of the net proceeds from the sale of the Group Companies subject to adjustment to maintain the authorized denominations of the Notes) in aggregate principal amount of the Company’s outstanding Variable Rate Convertible Senior Secured Notes due 2025 (the “Notes”) for cash, at a repurchase price per Note equal to 100% of the principal amount thereof, plus accrued and unpaid interest (if any), from the holders of the Notes (the “Offer”). The Offer expired at 5:00 p.m., Eastern Standard Time, on June 14, 2023.

On June 15, 2023, the Company completed the repurchase of $10,273,000 in aggregate principal amount of the Notes, which were validly tendered and accepted for repurchase by the Company in accordance with the terms and conditions of the Offer (the “Note Repurchase”), representing 15.22% of the outstanding principal amount of the Notes before the Note Repurchase. Following the completion of the Note Repurchase, there is $57,227,000 in aggregate principal amount of Notes outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2023

By:	/s/ Samuel J. Meckey
Name:	Samuel J. Meckey
Title:	Chief Executive Officer